                            SCHEDULE 14C INFORMATION
             INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                 (AMENDMENT NO.)

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                        GARTMORE VARIABLE INSURANCE TRUST
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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                        GARTMORE VARIABLE INSURANCE TRUST
                           1200 River Road, Suite 1000
                        Conshohocken, Pennsylvania 19428
                                 (800) 848-6331

July [xx], 2006

Dear GVIT Small Company Fund Shareholders:

The enclosed  Information  Statement  details a recent subadviser change for the
GVIT Small Company Fund (the "Fund"),  a series of Gartmore  Variable  Insurance
Trust (the "Trust").

Specifically,  the Trust's Board of Trustees  (the  "Board") has approved,  with respect to the Fund, the selection of Franklin Portfolio Associates, LLC ("FPA")
to manage a portion of the Fund, replacing The Dreyfus Corporation  ("Dreyfus").
The change was effective on May 1, 2006. Gartmore Mutual Fund Capital Trust, the
Fund's investment  adviser (the "Adviser"),  also manages a portion of the Fund.
In addition,  each of American Century  Investment  Management,  Inc.,  Gartmore
Global Partners,  Morgan Stanley  Investment  Management Inc.,  Neuberger Berman
Management  Inc.  and  Waddell  &  Reed  Investment  Management  Company,  is  a
subadviser  to the Fund that  manages a  portion  of the Fund.  The Trust has an exemptive order from the U.S.  Securities and Exchange  Commission  ("SEC") that allows this  subadviser  change to be made  without  shareholder  approval.  The exemptive order instead requires that this Information Statement be sent to you.

The  Board  replaced  Dreyfus  upon  the  recommendation  of the  Adviser.  This recommendation was based on several factors including:

     -    the  determination  that the  subadvisory  agreement,  for  compliance supervisory  purposes  with SEC  rules  as  further  discussed  in the
          Information  Statement,   should  be  made  separately  with  FPA,  an
          affiliate of Dreyfus;

     -    the same  portfolio  managers that have managed the assets of the Fund under Dreyfus will continue to manage the assets under FPA; and

     -    the same investment strategy that has been utilized for the portion of the Fund by Dreyfus will continue to be utilized by FPA.

Please read the enclosed Information Statement for additional  information,  and retain this Information Statement for your records.

We look forward to continuing to serve you and the Fund in the future.

                                 Sincerely,

                                 Eric E. Miller
                                 Secretary, Gartmore Variable Insurance Trust

                             GVIT SMALL COMPANY FUND

                  A Series of Gartmore Variable Insurance Trust
                           1200 River Road, Suite 1000
                        Conshohocken, Pennsylvania 19428

                              INFORMATION STATEMENT

The Board of Trustees  of Gartmore  Variable  Insurance  Trust (the  "Board") is
furnishing  this  Information  Statement  with respect to the GVIT Small Company
Fund (the "Fund"),  a series of Gartmore Variable Insurance Trust (the "Trust").
All owners  ("Contract  Owners") of variable annuity  contracts or variable life insurance  policies  ("variable  contracts")  who, as of the record date (May 1,
2006),  had selected the Fund as an  underlying  investment  option within their variable  contract will receive this  Information  Statement.  This  Information
Statement will be sent to Contract Owners on or about July [xx], 2006. The Trust received an exemptive order (the "Exemptive Order") from the U.S. Securities and
Exchange  Commission (the "SEC") which permits the Fund's investment  adviser to hire new subadvisers which are unaffiliated with the Fund's investment  adviser,
to  terminate  subadvisory   relationships  and  to  make  changes  to  existing
subadvisory  agreements  with the approval of the Board,  but without  obtaining shareholder approval;  provided,  among other things, that the Fund sends to its shareholders  (or, in this case, the Contract  Owners who have selected the Fund as an investment option) an information  statement describing any new subadviser within 90 days of hiring such subadviser.

          WE ARE NOT ASKING YOU FOR A PROXY OR VOTING INSTRUCTIONS AND
        YOU ARE NOT REQUESTED TO SEND US A PROXY OR VOTING INSTRUCTIONS.

INTRODUCTION

The Fund is an investment portfolio or series of the Trust. The Trust, on behalf of the Fund,  has entered into an Investment  Advisory  Agreement  with Gartmore
Mutual Fund Capital Trust (the "Adviser").  Pursuant to the Investment  Advisory
Agreement,  the  Adviser  selects  one or  more  subadvisers  for the  Fund  and supervises the Fund's daily business  affairs,  subject to the  supervision  and direction of the Board. The Adviser selects subadvisers it believes will provide the Fund with high quality investment  management  services  consistent with the
Fund's  investment  objective  and whose  styles will  complement  each other in meeting the overall  objective of the Fund. The Adviser is  responsible  for the overall monitoring of the Fund's subadvisers,  as well as day-to-day  management of a portion of the Fund's portfolio.

With the exception of Gartmore Global Partners,  the subadvisers to the Fund are independent  of the  Adviser,  and the  subadvisers  discharge  responsibilities subject to the oversight and  supervision of the Adviser.  The  subadvisers  are paid by the  Adviser  from the fees  the  Adviser  receives  from the  Fund.  In accordance  with  procedures  adopted by the Board,  subadvisers to the Fund may effect portfolio  transactions  through an affiliated  broker-dealer and receive brokerage commissions in connection therewith as permitted by applicable law.

The purpose of this Information  Statement is to report the change in one of the subadvisers  for the Fund from The Dreyfus  Corporation  ("Dreyfus") to Franklin
Portfolio  Associates,  LLC ("FPA"),  located at One Boston  Place,  29th Floor,
Boston,  Massachusetts  02108.  FPA began serving as a Fund subadviser on May 1,
2006,  following  action  taken by the  Board on March  10,  2006 to  approve  a subadvisory  agreement  with FPA with  respect to the Fund.  The decision by the
Board to replace  Dreyfus  with FPA as  subadviser,  as well as other  important information, is described in more detail below.

Currently,  six subadvisers manage a portion of the Fund's portfolio,  including
FPA. The Adviser also directly  manages a portion of the Fund's  portfolio.  The subadvisers are: American Century Investment  Management,  Inc., located at 4500
Main Street, Kansas City, Missouri 64111; Gartmore Global Partners, an affiliate
of  the  Adviser,   located  at  1200  River  Road,  Suite  1000,  Conshohocken,
Pennsylvania  19428;  Neuberger  Berman  Management  Inc.,  located at 605 Third
Avenue,  New York, New York 10158;  Morgan Stanley  Investment  Management Inc.,
located at 1221 Avenue of the Americas,  New York, New York 10020; and Waddell &
Reed  Investment  Management  Company,  located at 6300 Lamar,  P.O.  Box 29217,
Overland Park, Kansas 66201.

RECOMMENDATION TO REPLACE A SUBADVISER

As part of the Adviser's duties to select and supervise the Fund's  subadvisers, the Adviser is responsible,  among other things,  for a due-diligence  review of the  subadvisers  under  the  Trust's  Rule  38a-1  Annual  Compliance  Program,
promulgated  under the  Investment  Company  Act of 1940 (the "1940  Act").  The
Adviser also recommends to the Board whether new subadvisers should be hired and whether subadvisers'  contracts with the Trust should be renewed,  modified,  or terminated.  The  Adviser  periodically  provides  written  reports to the Board describing the results of its evaluation and monitoring functions.

In providing  subadvisory  services to the Fund,  Dreyfus has utilized personnel who are also employees of FPA, an affiliate of Dreyfus (i.e., "dual employees"), for the portfolio  management of the Fund.  While Dreyfus and FPA are affiliated companies, under certain circumstances their management structures,  supervisory chains of  command or  internal  resources  may be  distinct.  As a result,  the
Trustees have determined that, effective May 1, 2006, it would be in the Trust's best interest to terminate the current  subadvisory  agreement  with Dreyfus and enter into a new subadvisory  agreement with FPA. The Fund's portfolio managers, as well as the investment objective and policies, will remain the same.

The  Adviser  recommended  that  FPA  replace  Dreyfus  as  one  of  the  Fund's
subadvisers.   FPA  was  selected  for  a  number  of  reasons,   including  the
administrative nature of the change, its portfolio managers' previous investment experience with the Fund, its investment  process and risk  management  process, its performance and the experienced team of portfolio managers that would manage the Fund's assets.

FPA  uses  a  fundamentally  based,  quantitatively  implemented  approach.  FPA believes it can consistently  differentiate  between  undervalued and overvalued securities,  construct  optimum  portfolios  using risk and return  analysis and utilize cost efficient security trading techniques. The FPA quantitative process consists  of  ranking  stocks  using over 40  factors  separated  into seven key themes. The themes are: (1) Relative Value I - based on income  statements;  (2)
Relative Value II - based on balance sheet and dividend data; (3) Future Value -
discounted  present value;  (4)  Fundamental  Momentum -  shorter-term  earnings outlook; (5) Long-Term Growth - longer-term earnings outlook; (6) Price Action -
technical  facts using price  trending,  reversion and volume and (7) Management
Signals - corporate and executive trading activity. The stocks are ranked by the
most   attractive   undervalued   securities   and   attractiveness   on   their
predictability,  turnover,  correlation  with  other  measures  and  balance  of valuation of growth/momentum.

The  Adviser  also  reviewed  the  experience  of  the  portfolio  managers  and investment  analysts on the FPA investment team for the Fund, which are the same portfolio  managers  and  investment  analysts  as under  Dreyfus  who have been providing services to the Fund: John Cone, Oliver E. Buckley,  Langton C. Garvin
and Kristin Crawford.  John Cone is CEO, President and Portfolio  Manager,  with over 23  years  of  investment  management  experience.  Oliver  E.  Buckley  is
Executive Vice President,  Chief Investment Officer and Portfolio Manager,  with over 11 years of investment management  experience.  Langton C. Garvin is Senior
Vice  President  and  Portfolio  Manager,  with  over  17  years  of  investment management experience. Kristin Crawford is Vice President and Portfolio Manager,
with over 12 years of investment  management  experience.  As of March 31, 2006,
FPA  managed   approximately  $3.2  [b]illion  of  institutional  client  assets utilizing the Small Company strategy.

Upon  completion of its analysis,  the Adviser decided to recommend to the Board that FPA replace Dreyfus as a subadviser to the Fund.

BOARD CONSIDERATIONS

At a regular  meeting of the Board on March 10,  2006,  the Board  reviewed  the
Adviser's  recommendation  to  enter  into a  subadvisory  agreement  with  FPA, pursuant to which FPA would serve as subadviser to the Fund,  replacing Dreyfus.
The Board  reviewed the  memorandum  prepared by the Adviser  that  described in detail  the  basis  for such  recommendations  and also  reviewed  the  proposed subadvisory  agreement among the Adviser,  the Trust and FPA. The Board inquired about the nature and  quality of the  services  proposed  to be  provided to the
Fund,  including FPA's investment strategy and philosophy,  portfolio management
personnel  experience  and  overall  performance.   The  Board  noted  that  the
investment strategy and portfolio management personnel would remain the same.

The  Board  also  considered  the  investment  performance  of the  Fund and the portfolio  managers'  demonstrated  performance to date as dual employees of FPA and Dreyfus.  The Board also considered that the cost of FPA's services would be the same as the costs of the services previously provided by Dreyfus.  The Board noted  that as the Fund pays its  entire  advisory  fee to the  Adviser  and the
Adviser, in turn, pays the Fund's subadvisers a portion of that fee, the cost of services to the Fund will not change as a result of the retention of FPA.

Having carefully  considered the Adviser's  recommendation,  the reasons for the recommendation and the information presented,  the Board, including the Trustees who were not  "interested  persons" (as that term is defined in the 1940 Act) of the Adviser or FPA,  unanimously  approved the  appointment of FPA to serve as a new subadviser for the Fund. The appointment of FPA as subadviser took effect on
May 1, 2006. The Board also approved the form of the new  subadvisory  agreement among the  Adviser,  the Trust and FPA.  In doing so,  the Board  found that the compensation  payable  under the  proposed  subadvisory  agreement  was fair and reasonable  in light of the  services  to be  provided  and the  expenses  to be assumed by FPA under such agreement with respect to the Fund.

THE SUBADVISORY AGREEMENT

The subadvisory  agreement with FPA, dated March 10, 2006 (the  "Agreement") was approved by the Board on March 10, 2006. In accordance with the Exemptive Order, the  Agreement  will not be  submitted  to the  Fund's  shareholders  for  their approval.  The terms of the Agreement are substantially the same as the terms of the subadvisory  agreement with Dreyfus (the "Former Agreement").  The following is a brief summary of the material terms of the Agreement.

Term.  Dreyfus  served as  subadviser  to a portion of the Fund's  assets  since inception.  The Former  Agreement had a term that would have expired on February
27, 2007, and would have continued for successive  one-year terms  thereafter so long as its continuance was approved annually by the Board. The Former Agreement was terminated when FPA commenced  actual  management under the Agreement on May
1, 2006.  The  Agreement  has an initial term that expires on February 27, 2007,
and  continues  for  successive   one-year  terms  thereafter  so  long  as  its
continuance  is approved by the Board.  The  Agreement  can be terminated on not more than 60-days written notice by the Adviser, the Trust on behalf of the Fund or FPA. The Agreement terminates automatically if assigned by any party.

Fees.  Under the  Agreement,  the annual fee payable by the Adviser to FPA (as a percentage  of the  Fund's  average  daily net  assets)  is 0.60% of the  assets managed by FPA.

Duties. Under the Agreement,  the Adviser is responsible for assigning a portion of the Fund's assets to FPA and for overseeing and reviewing the  performance of
FPA.  Under the  current  arrangement,  FPA will  manage a portion of the assets under the  supervision  of the  Adviser.  FPA is  required  to manage the Fund's portfolio  allocated to FPA in accordance with the Fund's  investment  objective and policies, subject to the supervision of the Adviser and the Board.

Brokerage.  Under  the  Agreement,  FPA  is  authorized  to  purchase  and  sell securities  on behalf of the Fund through  brokers or dealers FPA selects and to negotiate  commissions  to be paid on such  transactions.  In doing  so,  FPA is required  to use  reasonable  efforts  to obtain  the most  favorable  price and execution  available but is permitted,  subject to certain  limitations,  to pay brokerage  commissions  that are  higher  than what  another  broker  might have charged in return for brokerage and research services.

Indemnification.  Under the Agreement,  FPA and its  affiliates and  controlling persons cannot be held liable to the Adviser, the Trust, the Fund, or the Fund's shareholders in the absence of willful misfeasance,  bad faith, gross negligence or reckless disregard of its duties under the Agreement.  The Agreement provides that nothing in the Agreement, however, relieves FPA from any of its obligations under federal and state securities laws and other applicable law.

FPA is required,  under the Agreement,  to indemnify the Adviser, the Trust, the
Fund and their respective  affiliates and controlling  persons for any liability or expenses  sustained  by them as a result of FPA's  willful  misfeasance,  bad faith,  gross  negligence,  reckless  disregard  of its duties or  violation  of applicable law. The Agreement contains  provisions pursuant to which the Adviser is  required  to  indemnify  FPA for any  liability  and  expenses  which may be sustained as a result of the Adviser's  willful  misfeasance,  bad faith,  gross negligence, reckless disregard of its duties or violation of applicable law.

Regulatory  Pronouncements.  The Agreement also includes provisions arising from regulatory  changes.  These provisions  include a requirement that FPA establish and maintain  written  proxy  voting  procedures  in  compliance  with  current, applicable  laws and  regulations,  including,  but not  limited to, Rule 30b1-4 under the 1940 Act.  Also,  the  provisions  include  language  required by Rule
17a-10  under the 1940 Act that permits FPA to execute  securities  transactions under limited circumstances through  broker-dealers deemed to be affiliated with the Fund, subject to certain prohibitions on consultations between FPA and other subadvisers to funds affiliated with the Fund.

Further  Information.  The  foregoing  description  of the  Agreement  is only a summary  and is  qualified  in its  entirety  by  reference  to the  text of the
Agreement.  A copy of the Agreement is on file with the SEC and is available (i)
in person at the SEC's Public Reference Room at 100 F Street, N.E.,  Washington,
D.C.  (upon payment of any  applicable  fees);  (ii) by mail to the SEC,  Public
Reference Section, 100 F Street, N.E., Washington, D.C. 20549-2000 (upon payment of any  applicable  fees) or (iii) at the SEC's website -  http://www.sec.gov  -
through the EDGAR system.

OTHER INFORMATION ABOUT FPA

FPA is located at One Boston Place, 29th Floor, Boston, Massachusetts 02108. The
following  table sets forth the name and  principal  occupation of the principal executive  officer and each  director of FPA. The address of each person  listed below is One Boston Place, 29th Floor, Boston, Massachusetts 02108.

Stephen Canter*                 Director
Oliver Buckley                  Executive Vice President and Chief
                                Investment Officer
John Cone                       President, CEO and Director
Michael Dunn                    Senior Vice President
Paul Healey                     Executive Vice President, Chief
                                Operating Officer and Director
Mary McDermott-Holland          Senior Vice President
John Nagorniak                  Director (Chairman of Board)
Ronald O'Hanley                 Director
Gregg Pendergast                Vice President and Chief Compliance
                                Officer
Langton Garvin                  Senior Vice President
Scott Wennerholm                Director

*Mr. Canter's business address is 200 Park Avenue, New York, New York 10166.

MORE ABOUT FEES AND EXPENSES

The Fund pays the Adviser an investment advisory fee at an effective annual rate of 0.93% of average daily net assets.  During the fiscal year ended December 31,
2005,  the  Adviser  received  advisory  fees in the  amount of  $8,420,670  for investment advisory services to the Fund.

During the fiscal year ended December 31, 2005,  the Adviser paid  $5,432,695 in fees to the Fund's subadvisers.

ADDITIONAL INFORMATION

As of May 1, 2006 the Fund had issued and outstanding:

         _____  shares of beneficial interest designated as Class I shares
         _____  shares of beneficial interest designated as Class II shares
         _____  shares of beneficial interest designated as Class III shares
         _____  shares of beneficial interest designated as Class IV shares

As of May 1, 2006, to the Trust's knowledge,  the following are the only persons who  had  or  shared  voting  or  investment  power  over  more  than  5% of the outstanding shares of any class (collectively, the "shares") of the Fund:

                                         Amount and Nature of Voting
       Name and Address                     and Investment Power

Class I
Nationwide Insurance Co          Shared voting and investment power over
PO Box 182029                    ______________ shares of the Fund
Columbus, OH 43218-2029          representing _____% of the Fund's
                                 outstanding Class I shares and ___% of the
                                 Fund's total outstanding shares.

Class II
Nationwide Insurance Co.         Shared voting and investment power over
PO Box 182029                    ______________ shares of the Fund
Columbus, OH 43218-2029          representing _____% of the Fund's
                                 outstanding Class II shares and ___% of
                                 the Fund's total outstanding shares.

Class III
Nationwide Insurance Co          Shared voting and investment power over
PO Box 182029                    ______________ shares of the Fund
Columbus, OH 43218-2029          representing _____% of the Fund's
                                 outstanding Class III shares and ___% of
                                 the Fund's total outstanding shares.

Class IV
Nationwide Life and Annuity      Shared voting and investment power over
Company of America NLACA         ____________ shares of the Fund
PO Box 182029                    representing _____% of the Fund's
Columbus, OH 43218-2029          outstanding Class IV shares and ___% of
                                 the Fund's total outstanding shares.

As of May 1, 2006,  the Officers and Trustees of the Trust as a group owned less than 1% of the outstanding shares of any class of the Fund.

Although  Contract  Owners  are not being  asked to vote on the  replacement  of
Dreyfus with FPA as subadviser  to the Fund,  the Trust is required by the rules of the SEC to summarize the voting rights of Contract Owners.  Whenever a matter
affecting  the  Fund  requires  shareholder   approval,  a  shareholder  meeting
generally will be held and a proxy statement and proxy/voting  instruction forms will be sent to the Fund's shareholders and to Contract Owners who have selected the Fund as an  underlying  mutual fund option.  Contract  Owners do not vote on such matters  directly  because they are not  shareholders of the Fund, but they will be  asked in the  proxy  statement  to give  voting  instructions  to those separate  accounts that are  shareholders of the Fund.  These separate  accounts will then vote the shares of the Fund  attributable  to the  Contract  Owners in accordance with the voting  instructions  received from the Contract Owners.  If voting instructions are not received, the separate accounts will vote the shares of the Fund for which voting  instructions  have not been received in proportion
(for,  against or abstain) to those for which timely  voting  instructions  have been received. Each share of the Fund is entitled to one vote, and each fraction of a share is entitled to a proportionate  fractional vote. Contract Owners will also  be  permitted  to  revoke  previously  submitted  voting  instructions  in accordance with instructions contained in the proxy statement sent to the Fund's shareholders and to Contract Owners.

The foregoing  description  of Contract  Owner voting rights with respect to the
Fund is only a brief summary of these rights. Whenever shareholder approval of a matter affecting the Fund is required,  the proxy statement sent to shareholders and to Contract  Owners will fully describe the voting rights of Contract Owners and the voting procedures that will be followed at the shareholder meeting.

Currently,  Gartmore Distribution  Services,  Inc. ("GDSI"), an affiliate of the
Adviser,  acts as the Trust's principal  underwriter.  Gartmore SA Capital Trust
("GSA"),   an  affiliate  of  the  Adviser  and  GDSI,   serves  as  the  Fund's
administrator.  The address for each of the Adviser,  GDSI and GSA is 1200 River
Road, Suite 1000, Conshohocken, Pennsylvania 19428.

The  Adviser,   GDSI  and  GSA  are  all  indirect  subsidiaries  of  Nationwide
Corporation  ("NWC").  The  Adviser  and GSA are  wholly-owned  subsidiaries  of
Gartmore Global Investments,  Inc. ("GGI"). GGI is a wholly-owned  subsidiary of
Gartmore  Group  Limited,  which  in  turn  is a  majority-owned  subsidiary  of
Nationwide Asset Management  Holdings,  Ltd. ("NAMHL").  NAMHL is a wholly-owned subsidiary  of Gartmore  Global Asset  Management  Trust  ("GGAMT"),  which is a wholly-owned  subsidiary of NWC. GDSI is a  wholly-owned  subsidiary of Gartmore
Global Asset Management, Inc., which is a wholly-owned subsidiary of GSA.

NWC's common stock is held by Nationwide  Mutual  Insurance  Company (95.3%) and
Nationwide  Mutual  Fire  Insurance  Company  (4.7%),  each of which is a mutual company  owned by its  respective  policyholders.  The  address for each of NWC,
Nationwide Mutual Insurance Company and Nationwide Mutual Fire Insurance Company
is One Nationwide Plaza, Columbus, Ohio 43215.

No Officer or Trustee of the Trust is an officer,  employee, or director of FPA, nor do any such  Officers or Trustees own  securities  issued by FPA or have any other material direct or indirect interest in FPA.

The Trust will furnish without charge,  a copy of the Trust's most recent Annual
Report to  shareholders  and Semiannual  Report to  shareholders  succeeding the
Annual Report, if any, upon request.  This request may be made either by writing to the Trust at the  address  contained  on the first  page of this  Information
Statement or by calling  toll-free  (800)  848-6331.  The Annual  Report and the
Semiannual  Report  will be  mailed  to you by  first-class  mail  within  three business days of receipt of your request.

                                    By Order of the Board of Trustees of
                                    Gartmore Variable Insurance Trust,

                                    Eric E. Miller, Secretary

July [xx], 2006